UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2020

BOOMER HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-215000	36-4833921
(State of Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

8670 W. Cheyenne Avenue, Las Vegas, NV 89129
(Address of principal executive offices, including zip code)

888-266-6370
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	BOMH	OTC Markets

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2020, Boomer Holdings, Inc., a Nevada corporation (the “Company”), executed a 10% Convertible Promissory Note in the principal amount of $262,500 with gross proceeds of $250,000 (the “Note”) in a private placement to an accredited investor (the “Holder”).  The Company consummated the offering of the Note on October 19, 2020.

The Note matures on April 14, 2021 and bears guaranteed interest at the rate of 10%.  The Note is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) on any date after issuance at a 30% discount to the lowest volume weighted average price of the Common Stock during the 15 trading days prior to the date of a conversion notice.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the Holder’s ability to convert the Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 9.99% of the outstanding Common Stock.

The Note may be prepaid in full on any day on or prior to its six month anniversary subject to prepayment premiums that increase over time.  The Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.  The Note also includes  certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period the Note is outstanding, including but not limited to a right of first refusal in favor of the Holder for additional convertible promissory notes.

As additional consideration for the investment, the Company issued 37,500 shares of its Common Stock to the Holder.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The offer and sale of the Note (and the shares of Common Stock into which the Note is convertible) was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder, because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors who acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Form of 10% Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2020	BOOMER HOLDINGS, INC.

	By:	/s/ Michael R. Quaid
Name: Michael R. Quaid
Title: Chief Executive Officer